UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 24, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Declaration of Dividends: On July 27, 2015, First Interstate BancSystem, Inc. (the “Company”) issued a press release announcing the declaration of a quarterly dividend to common shareholders of $0.20 per share to be paid on August 14, 2015 to shareholders of record as of August 3, 2015.

Completion of Acquisition of Absarokee Bancorporation, Inc. and Merger of United Bank with First Interstate Bank: Effective after the close of business on July 24, 2015, the Company completed the merger of Absarokee Bancorporation, Inc. (“Absarokee”), parent company of United Bank, and the subsequent merger of United Bank with and into the Company’s existing banking subsidiary, First Interstate Bank. Pursuant to the terms of the Agreement and Plan of Merger to acquire Absarokee, the Company paid cash consideration of $7.2 million. As of the acquisition date, Absarokee had total assets of $73 million, loans of $38 million and deposits of $64 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 – Press Release dated July 27, 2015 announcing declaration of quarterly dividend to common shareholders.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer